                                                                 EXHIBIT (b)(5)
                                 FIRST AMENDMENT
                                       AND
                                 WRITTEN CONSENT
                                       TO
                                CREDIT AGREEMENT


     This First Amendment and Written Consent (this "Amendment and Consent"), dated as of May 22, 1998, is with respect to that certain Credit Agreement dated as of April 24, 1997 (the "Credit Agreement"), by and among State Street Bank and Trust Company (the "Bank") and each of the management investment companies listed on Schedule I hereto (the "Borrowers"), either acting for itself or on behalf of the portfolios (each a "Portfolio") set forth next to such series' or portfolio's name on Schedule I. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     WHEREAS, the Borrowers are currently managed and/or administered by Chancellor LGT Asset Management, Inc. ("Chancellor LGT") and distributed by GT Global, Inc. ("GT Global"); and

     WHEREAS, AMVESCAP PLC is acquiring the parent organization of Chancellor LGT and GT Global (the "Acquisition") and, following the Acquisition, the Borrowers will be managed by A I M Advisors, Inc. and distributed by A I M Distributors, Inc.; and

     WHEREAS, in connection with the Acquisition, certain of the Borrowers are being reorganized as Delaware business trusts, as set forth on Schedule I hereto; and

     WHEREAS, the Borrowers wish for the Credit Agreement to continue in full force and effect following the Acquisition and the Bank is willing to execute this Amendment and Consent to permit such continuation of the Credit Agreement; and

     WHEREAS, the Borrowers and the Bank wish to extend the term of the Credit Agreement such that it will expire on May 31, 1999; and

     WHEREAS, the Borrowers wish to add GT Global Series Trust as an additional Borrower to the Credit Agreement and the Bank is willing to permit the addition of such additional Borrower; and

     WHEREAS, the Bank and the Borrowers wish to amend certain terms of the Credit Agreement;

     NOW, THEREFORE, the Bank and the Borrowers agree as follows:

     1. Following consummation of the Acquisition, each of the Borrowers will be managed by A I M Advisors, Inc. and distributed by A I M Distributors, Inc. The Bank hereby consents to such management and distribution of the Borrowers, and agrees that it shall not constitute an event of default under the Credit Agreement.

     2. Following consummation of the Acquisition, certain of the Borrowers will be reorganized as Delaware business trusts (the "New Borrowers"), as set forth on Schedule I hereto. The New Borrowers shall succeed to all the rights, privileges, duties and obligations of the Borrowers with respect to the Credit Agreement. To the extent that the reorganization of the Borrowers as the New Borrowers represents an assignment or transfer of rights under the Credit Agreement, the Bank hereby consents to such assignment and transfer of rights.

     3. The reorganization of the Borrowers as the New Borrowers and the assignment and transfer of rights from the Borrowers to the New Borrowers shall not constitute an event of default under the Credit Agreement.

     4. The term of the Credit Agreement is hereby extended and will expire on May 31, 1999.

     5. GT Global Series Trust, on behalf of GT Global New Dimension Fund, is hereby added as a Borrower to the Credit Agreement on the same terms as the existing Borrowers.

     6. (a) The Credit Agreement currently provides for a maximum advance rate, on a per Portfolio basis, of 10% of the Portfolio's assets, or a lesser amount, as provided in a Portfolio's prospectus (the "Maximum Advance Rate"). The Credit Agreement is hereby amended to provide that the aggregate borrowings on behalf of any single Portfolio, under the Credit Agreement and that certain line of credit dated December 3, 1996, as amended, between the Borrowers and BankBoston, N.A. (the "BankBoston Line of Credit"), will not exceed the Maximum Advance Rate of such Portfolio's assets if it includes any borrowings under the Credit

Agreement. To the extent that such aggregate borrowings do exceed the Maximum Advance Rate for a Portfolio, the affected Borrower shall imediately repay the entire amount borrowed on behalf of such Portfolio under the Credit Agreement.

         (b) During the period that any amount is borrowed and outstanding under the Credit Agreement on behalf of any Portfolio, the Borrowers shall disclose to the Bank any amounts currently borrowed and outstanding on behalf of such Portfolio under the BankBoston Line of Credit.

     7. This Amendment and Consent shall constitute written notice from the Borrowers to the Bank of the matters discussed herein pursuant to the Credit Agreement.

     8. The Bank acknowledges that certain of the Borrowers and the New Borrowers are business trusts or series of business trusts organized under the laws of the Commonwealth of Massachusetts or the State of Delaware and that the trustees of each such trust have entered into the Credit Agreement as trustees and not personally. The Bank acknowledges that neither the officers, trustees nor shareholders of the Borrowers or the New Borrowers shall be personally liable for any Obligation, loss, claim, expense, fee or other charge arising hereunder.

     IN WITNESS WHEREOF, the Bank and each of the Borrowers has executed this Amendment and Consent by its duly authorized officer as of the date first written above.




                           STATE STREET BANK AND TRUST COMPANY

                           By: /s/ Edward Seigel
                           Title:  Assistant Vice President



                           G.T. GLOBAL EASTERN EUROPE FUND

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President


                           G.T. GLOBAL GROWTH SERIES
                              on behalf of
                           GT Global Worldwide Growth Fund
                           GT Global International Growth Fund
                           GT Global New Pacific Growth Fund
                           GT Global Europe Growth Fund
                           GT Global Japan Growth Fund
                           GT Global America Mid Cap Growth Fund
                           GT Global America Small Cap Growth Fund
                           GT Global America Value Fund

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President

                           G.T. INVESTMENT FUNDS, INC.
                              On behalf of
                           GT Global Financial Services Fund
                           GT Global Infrastructure Fund
                           GT Global Natural Resources Fund
                           GT Global Consumer Products and Services Fund GT Global Health Care Fund
                           GT Global Telecommunications Fund
                           GT Global Emerging Markets Fund
                           GT Global Latin America Growth Fund
                           GT Global Government Income Fund
                           GT Global Growth & Income Fund
                           GT Global Developing Markets Fund

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President


                           G.T. GLOBAL VARIABLE INVESTMENT SERIES
                              On behalf of
                           GT Global Variable New Pacific Fund
                           GT Global Variable Europe Fund
                           GT Global Variable America Fund
                           GT Global Variable International Fund

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President


                           G.T. GLOBAL VARIABLE INVESTMENT TRUST
                              On behalf of
                           GT Global Variable Latin America Fund
                           GT Global Variable Infrastructure Fund
                           GT Global Variable Natural Resources Fund
                           GT Global Variable Telecommunications Fund
                           GT Global Variable Growth & Income Fund
                           GT Global Variable Emerging Markets Fund
                           GT Global Variable Global Government Income Fund GT Global Variable U.S. Government Income Fund

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President

                           GT GLOBAL FLOATING RATE FUND, INC.

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President


                           GT GLOBAL SERIES TRUST
                              On behalf of
                           GT Global New Dimension Fund

                           By: /s/ Kenneth W. Chancey
                           Title:  Vice President

                                   SCHEDULE I
                                   ----------

                      SCHEDULE OF BORROWERS AND PORTFOLIOS

Borrower                                   New Borrower
--------                                   ------------

G.T. GLOBAL EASTERN EUROPE FUND            AIM EASTERN EUROPE FUND
(a Massachusetts business trust)           (a Massachusetts business trust)

G.T. GLOBAL GROWTH SERIES                  AIM GROWTH SERIES (a Delaware
(a Massachusetts business trust)           business trust)
   on behalf of                                on behalf of
GT Global Worldwide Growth Fund            AIM Worldwide Growth Fund
GT Global International Growth Fund        AIM International Growth Fund
GT Global New Pacific Growth Fund          AIM New Pacific Growth Fund
GT Global Europe Growth Fund               AIM Europe Growth Fund
GT Global Japan Growth Fund                AIM Japan Growth Fund
GT Global America Mid Cap Growth Fund      AIM Mid Cap Growth Fund
GT Global America Small Cap Growth Fund    AIM Small Cap Equity Fund
GT Global America Value Fund               AIM America Value Fund

G.T. INVESTMENT FUNDS, INC.                AIM INVESTMENT FUNDS (a Delaware
(a Maryland corporation)                   business trust)
   on behalf of                                on behalf of
GT Global Financial Services Fund          AIM Global Financial Services Fund
GT Global Infrastructure Fund              AIM Global Infrastructure Fund
GT Global Natural Resources Fund           AIM Global Resources Fund
GT Global Consumer Products and Services   AIM Global Consumer Products and
   Fund                                        Services Fund
GT Global Health Care Fund                 AIM Global Health Care Fund
GT Global Telecommunications Fund          AIM Global Telecommunications Fund
GT Global Emerging Markets Fund            AIM Emerging Markets Fund
GT Global Latin America Growth Fund        AIM Latin American Growth Fund
GT Global Government Income Fund           AIM Global Government Income Fund
GT Global Growth & Income Fund             AIM Global Growth & Income Fund
GT Global Developing Markets Fund          AIM Developing Markets Fund

Borrower                                   New Borrower
--------                                   ------------
G.T. GLOBAL VARIABLE INVESTMENT            GT GLOBAL VARIABLE INVESTMENT
SERIES (a Massachusetts business trust)    SERIES (a Delaware business trust)
   on behalf of                                 on behalf of
GT Global Variable New Pacific Fund        GT Global Variable New Pacific Fund
GT Global Variable Europe Fund             GT Global Variable Europe Fund
GT Global Variable America Fund            GT Global Variable America Fund
GT Global Variable International Fund      GT Global Variable International
                                                Fund

G.T. GLOBAL VARIABLE INVESTMENT            GT GLOBAL VARIABLE INVESTMENT
TRUST (a Massachusetts business trust)     TRUST (a Delaware business trust)
   on behalf of                                  on behalf of
GT Global Variable Latin America Fund      GT Global Variable Latin American
GT Global Variable Infrastructure Fund        Fund
GT Global Variable Natural Resources       GT Global Variable Infrastructure
   Fund                                       Fund
GT Global Variable Telecommunications      GT Global Variable Natural Resources
   Fund                                       Fund
GT Global Variable Growth & Income Fund    GT Global Variable Telecommunication
GT Global Variable Emerging Markets           Fund
   Fund                                    GT Global Variable Growth & Income
GT Global Variable Global Government          Fund
   Income Fund                             GT Global Variable Emerging Markets
GT Global Variable U.S. Government            Fund
   Income Fund                             GT Global Variable Global Government
                                              Income Fund
GT GLOBAL FLOATING RATE FUND,              GT Global Variable U.S. Government
INC. (a Maryland corporation)                 Income Fund

                                           GT GLOBAL FLOATING RATE FUND,
GT GLOBAL SERIES TRUST                        INC. (a Maryland corporation),
(a Massachusetts business trust)              d/b/a  AIM FLOATING RATE FUND
   on behalf of
GT Global New Dimension Fund               AIM SERIES TRUST
                                           (a Delaware business trust)
                                                       on behalf of
                                           AIM New Dimension Fund